Exhibit 23(2)






            CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of American Biltrite Inc. on Form S-8 (Registration No. 33-11879) of our report dated February 20, 1996 on our audits of the financial statements and financial statement schedule of Congoleum Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and for the ten months ended December 31, 1993, which reports are included in this Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
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2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1996